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                                                                    Exhibit 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2000 relating to the consolidated financial statements as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, which appears in EarthLink, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and of our report dated June 16, 1998 relating to the statement of assets acquired and liabilities assumed of the Sprint Internet Passport Business acquired by EarthLink Network, Inc., which appears in EarthLink Network, Inc.'s Current Report on Form 8-K dated October 14, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Century City, California
April 20, 2001